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                    CONSENT OF KPMP LLP INDEPENDENT AUDITORS


The Board of Directors
Globalcast Communications, Inc.

We consent to the use of our report, incorporated herein by reference, dated March 9, 2000, relating to the balance sheets of Globalcast Communication, Inc. as of June 30, 1998 and 1999, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the years then ended, which report appears in the registration statement on Form S-1 (File
No. 333-34694) of Talarian Corporation.


Mountain View, California
July 20, 2000